As filed with the Securities and Exchange Commission on January 12, 2018
Registration No. 333-222127

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2342021 (I.R.S. employer identification number)
420 Lexington Avenue, Suite 1718
New York, NY 10170
(212) 201-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James P. Prenetta, Jr.
Executive Vice President and General Counsel
Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Telephone: (212) 201-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Merrill B. Stone, Esq.
Jason P. Katz, Esq.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Tel: (212) 808-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	⌧
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common stock, par value $0.01 per share (4)(9)
Preferred stock, par value $0.01 per share (5) (9)
Debt Securities (6) (9)
Warrants (7) (9)
Units (8) (9)
Total			$100,000,000	$12,450.00	(3)
________________

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Previously paid.
(4)	Subject to note (9) below, there is being registered an indeterminate number of shares of common stock in connection with the offer and sale of common stock by the registrant.
(5)	Subject to note (9) below, there is being registered an indeterminate number of shares of preferred stock.
(6)
Subject to note (9) below, there is being registered an indeterminate principal amount of debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(7)
Subject to note (9) below, there is being registered an indeterminate amount and number of warrants. The warrants may represent the rights to purchase shares of common stock, preferred stock or debt securities of the registrant.

(8)	Subject to note (9) below, there is being registered an indeterminate number of units. Each unit will represent an interest in a combination of one or more of the securities registered hereunder.
(9)
Subject to note (10) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the shares of preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the shares of preferred stock or warrants.

(10)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any shares of common stock or preferred stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants and the exercise price of any securities issuable upon the exercise of warrants. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $100,000,000 less the value of securities previously issued hereunder. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated January 12, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units.   We may also offer common stock upon conversion of preferred stock, common stock or preferred stock upon conversion of debt securities, or common stock, preferred stock or debt securities upon the exercise of warrants.   The specific terms of these offerings and securities will be set forth in one or more supplements to this prospectus.  We will bear all expenses of registration incurred in connection with these offerings.  This prospectus provides a general description of the securities.

We may offer and sell the securities directly to or through one or more underwriters, dealers, agents, or directly to purchasers, or through any combination of these methods.   If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section in this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.   The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

    This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities.  The prospectus supplement may add to, update or change the information in this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest in our securities.  This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” at page 1 of this prospectus and in documents that we file with the Securities and Exchange Commission that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Our common stock is currently quoted on The Nasdaq Capital Market and trades under the symbol “FSNN.” On January 11 2018, the closing price of our common stock on The Nasdaq Capital Market was $3.96 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus.  You may read the registration statement and the other reports filed by us with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”  Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement, as well as the additional information describe under “Where You Can Find More Information” and “Information Incorporated by Reference.”

RISK FACTORS

Investing in our securities involves risk.  Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement.  In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent filings with the SEC, which are incorporated by reference into this prospectus.  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.  Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.  If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our securities could decline and you might lose all or part of your investment.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “Fusion,” the “Company,” “we,” “us,”  and “our” are references to Fusion Telecommunications International, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process.  Under the shelf registration or continuous offering process, we may offer, from time to time, the securities described in this prospectus with a total offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer.   Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities being offered.  A prospectus supplement may also add, update or change information contained in this prospectus.   If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement.   Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information”   in this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and we take no responsibility for any other information that others may give you.  This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, the securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information, as well as the registration statement of which this prospectus forms a part, at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC.  We maintain a web site at www.fusionconnect.com.   The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.  These documents contain important information about us and our financial condition, business and results.

We specifically incorporate by reference into this prospectus the documents listed below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 21, 2017 and amended on April 11, 2017, April 28, 2017 and December 15, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 14, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on November 13, 2017;
●	Our Current Report on Form 8-K filed with the SEC on January 27, 2017;
●	Our Current Report on Form 8-K filed with the SEC on February 21, 2017;
●	Our Current Report on Form 8-K/A filed with the SEC on April 17, 2017;
●	Our Current Report on Form 8-K filed with the SEC on August 30, 2017;
●	Our Definitive Merger Proxy Statement filed with the SEC on December 28, 2017; and
●
The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014, and any other amendment or report filed for the purpose of updating such description.

We incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering; provided, however, that we are not incorporating by reference any information furnished (but not filed) under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, and corresponding information furnished under Item 9.01 as an exhibit thereto.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated into this prospectus by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

We make available, without charge, to each person, including any beneficial owner to whom a copy of this prospectus has been delivered, a copy of any and all of the documents referred to herein that are summarized in this prospectus.  Such requests should be directed to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention:   Investor Relations
Telephone Number: (212) 201-2400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our web site at www.fusionconnect.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus regarding the Company’s business and operations may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements in this prospectus, other than statements of historical fact, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as growth, future capital expenditures, sales, business strategy and other similar matters are forward-looking statements.  In some cases you can identify forward looking statements by terminology such as “may,” “expect,” “would,” “could,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” or “continue” or the negative of these terms or other similar expression or phrases.  These statements are only predictions.   Actual events or results may differ materially.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements.  We are under no obligation to update any of the forward-looking statements after the date of this prospectus and any applicable prospectus supplement to conform such statements to actual results or to changes in our expectations.

Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.  You are also urged to carefully review and consider the various disclosures made by us that attempt to advise interested parties of the factors that affect our business, including without limitation, the disclosures made in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports and documents we file with the SEC under the caption “Risk Factors.”  Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to:

●	our ability to develop and market new products and services that meet customer demands and generate acceptable margins;

●	our ability to negotiate and enter into acceptable contract terms with our suppliers;

●	our ability to attract and retain qualified management and other personnel;

●	competition in the industry in which we do business;

●	failure of the third-party communications networks on which we depend;

●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;

●	our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service;

●	our ability to obtain capital to grow our business;

●	technological developments and changes in the industry;

●	our ability to complete acquisitions and to integrate any business or operation acquired; and

●	general economic conditions.

In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.  These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.  For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ABOUT FUSION

Fusion, either directly or through its various subsidiaries, offers a comprehensive suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium and large businesses, and offers domestic and international voice services to communications carriers worldwide.  Our advanced, proprietary cloud services platforms, as well as our state-of-the art switching systems, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.  We currently operate our business in two distinct business segments: Business Services and Carrier Services.

In the Business Services segment, we are focused on becoming our customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud.  Our core Business Services products and services include cloud voice and unified communications, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency.  Our cloud computing and Infrastructure as a Service solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered.  Complemented by Software as a Service solutions such as storage, security and business continuity, our advanced cloud offerings allow our larger enterprise customers to experience the increased efficiencies and agility delivered by the cloud.  Our cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity

Through our Carrier Services segment, Fusion has agreements with approximately 370 carrier customers and vendors, and sells its voice services to other communications service providers throughout the world.  Customers include U.S.-based carriers sending voice traffic to international destinations, and foreign carriers sending primarily voice over IP (“VoIP”) traffic to the U.S. and internationally.  We also purchase domestic and international voice services from many of our Carrier Services customers.  Our carrier-grade network, advanced switching platform and interconnections with global carriers on six continents also reduces the cost of global voice traffic and expands service delivery capabilities for our Business Services segment.

Our growth strategy is focused primarily on the higher margin Business Services segment and marketing to small and mid-sized businesses, as well as larger enterprises, using both our direct and partner distribution channels.  This strategy has resulted in an increasing percentage of our total revenues being contributed by our Business Services segment.

Fusion was incorporated in Delaware on September 17, 1997.  Our principal executive offices are located at 420 Lexington Avenue, Suite 1718, New York, New York 10170 and our telephone number is (212) 201-2400.  We maintain a website at www.fusionconnect.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

RECENT DEVELOPMENTS

On August 26, 2017, Fusion and its wholly-owned subsidiary, Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) with Birch Communications Holdings, Inc., a Georgia corporation (“Birch”). The Merger Agreement provides, among other things, that upon the terms and conditions set forth therein, Birch will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

On the effective date of the Merger, the outstanding shares of common stock, par value $0.01 per share, of Birch (other than treasury shares or shares owned of record by any Birch subsidiary) will be cancelled and converted into the right to receive, in the aggregate, that number of shares of our common stock equal to three times the number of shares of (i) our common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (assuming the conversion of all outstanding preferred shares) plus (ii) shares of our common stock issuable upon the exercise of all in-the-money Fusion warrants (the “Merger Shares”). Pursuant to subscription agreements executed by each of the stockholders of Birch, the Merger Shares will be issued in the name of, and held by BCHI Holdings, LLC (“BCHI”), a limited liability company owned by the stockholders of Birch. On the closing date of the Merger, BCHI and Fusion will enter into a Registration Rights Agreement governing the registration rights of BCHI in respect of the Merger Shares and pursuant to which we will agree, among other things, to use our reasonable best efforts to cause a shelf registration statement covering the resale of the Merger Shares to be declared effective by the SEC within 120 days of the closing of the Merger.

At least 45 days before the closing of the Merger, the parties will give a written notice to each holder of Fusion’s existing preferred stock that such holders will have 15 days to convert their preferred stock into Fusion common stock. At the effective time of the Merger, any preferred shares that have not converted into our common stock will automatically terminate and be deemed cancelled without consideration.

Prior to the closing of the Merger, Fusion is obligated to use reasonable best efforts to cause the Merger Shares to be approved for listing on The NASDAQ Stock Market, LLC (“NASDAQ”), including, if necessary to comply with NASDAQ listing requirements, amending Fusion’s certificate of incorporation prior to the effective time of the Merger to effect a reverse stock split (the “Reverse Stock Split”) of the Fusion common stock to satisfy NASDAQ minimum price requirements. Closing of the Merger is subject to numerous preconditions, including Fusion obtaining financing for the transaction, which will be used to retire existing senior debt facilities at Birch and Fusion. Each of Fusion and Birch has agreed to use reasonable best efforts to cooperate and arrange and obtain the debt financing necessary to effect the required refinancing and to complete the transactions contemplated by the Merger Agreement.

Prior to the closing of the Merger, Birch is required to spin-off to the existing Birch stockholders, its consumer business, which consists of (i) the residential customer base, life line and consumer wireless business, and (ii) its single-line business customer base, in each case located in the United States and Canada. In addition, prior to the closing of the Merger, we are required to spin-off or otherwise exit our Carrier Services business segment.

On the effective date of the Merger, our certificate of incorporation will be amended and restated, which amendments will, among other things, (i) increase the number of authorized shares of our common stock to 150,000,000 and (ii) change our name to “Fusion Connect”. From and after the effective time of the Merger, the size of our Board will be fixed at nine directors. Four directors, including at least one director who satisfies the NASDAQ listing standard’s independence requirements, will be nominated by a nominating committee comprised of our directors serving on the Board on the date of the nomination and four directors, including at least one that satisfies the NASDAQ listing standard’s independence requirements, will be nominated by BCHI. The ninth director, who must satisfy the NASDAQ listing standard’s independence requirements, will be nominated by BCHI, subject to the reasonable consent of the Fusion committee. Our Chief Executive Officer, Matthew D. Rosen will serve as the post-Merger Chairman of the Board, and Holcombe T. Green, Jr., a principal stockholder of Birch, will serve as the post-Merger Chairman of the Board. The other post-Merger Board members will be selected prior to closing of the Merger.

If the Reverse Stock Split is effected prior to the close of the Merger, it will be of a ratio of up to 5:1, with the final ratio to be determined by the Board to comply with the NASDAQ minimum price requirements for the listing of Fusion’s common stock on The NASDAQ Capital Market. The Reverse Stock Split will only be effected if required to meet the NASDAQ price requirements in order for the Company to fulfill the closing conditions for the Merger.

The Merger and other transactions contemplated in connection therewith are contingent upon, among other things, the affirmative approval of a majority of our issued and outstanding voting shares. The terms of the Merger Agreement are such that the Merger, if consummated, will result in a change in control. As a result, the transaction will be accounted for as a reverse acquisition and recapitalization, with Birch as the acquirer for accounting purposes, and the historical financial statements of Birch will become our historical financial statements.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities pursuant to this prospectus for general corporate purposes, which may include, among other things, funding future acquisitions, capital expenditures and working capital.   Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment grade securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in a prospectus supplement, the terms of the securities may differ from the terms summarized below.  The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
●	debt securities warrants; or
●	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of our common stock and preferred stock that we may issue from time to time pursuant to this prospectus. We may also create new series of preferred stock that may be issued pursuant to this prospectus. Common stock and preferred stock may be offered independently, with each other or together with other securities. When we offer common stock or preferred stock in the future, a prospectus supplement will explain the terms of any common stock and/or preferred stock to be issued.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of any series of preferred stock and are qualified in their entirety by reference to the related certificates of designation pursuant to which each such series was created and issued and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. We urge you to read the applicable certificates of designation, which have been or will be filed with the SEC on or before the time of any offering of preferred stock, because they, and not this description, will define the rights of holders of such securities.

General

We are currently authorized under our certificate of incorporation to issue 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of January 11, 2018, there were:

●	22,387,863 shares of common stock outstanding;
●	an aggregate of 5,045 shares of Series A-1, A-2 and A-4 preferred stock outstanding; and
●	9,171 shares of Series B-2 preferred stock outstanding.

If the Merger is consummated, on the effective date of the Merger our certificate of incorporation will be amended and restated, which amendment will, among other things, increase the number of authorized shares of our common stock to 150,000,000. The share numbers listed herein do not give effect to the Reverse Stock Split, which may be effected prior to the close of the Merger if required for the Company to meet the minimum price requirements for the listing of our common stock on The NASDAQ Capital Market. If the Reverse Stock Split is consummated, it will be of a ratio of up to 5:1, with the final ratio to be determined by the Board, and will not affect the number of authorized shares of our common stock. See “Recent Developments.”

The following summary of the rights of our common stock and our preferred stock (including our Series A preferred stock and Series B preferred stock) does not purport to be complete.  For more detailed information about the terms of our capital stock, please see our certificate of incorporation, as amended, including the certificate of designations for each of the Series A-1, A-2, A-4 and B-2 preferred stock (collectively, the “certificate of incorporation”) and our bylaws.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.  Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions associated with our common stock.   We have received full payment for all outstanding shares of our common stock and cannot require our stockholders to make further payments on the stock.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted. The rights, preferences and privileges of our common stock are subject to the rights, preferences and privileges of holders of our issued and outstanding preferred stock, as described below.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors is authorized, without further approval of our stockholders subject to any limitations prescribed by law, to issue up to an aggregate of 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.

The rights of the holders of our common stock and Series A and Series B preferred stock (with the prior approval of the holders of a majority of the issued and outstanding shares of Series A and Series B preferred stock) will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.  Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions more favorable than our common stock, Series A and Series B preferred stock and with rights that could adversely affect the voting power or other rights of holders of our common stock, Series A and Series B preferred stock. Prior to the issuance of shares of each series of undesignated preferred stock, our board of directors is required by the Delaware General Corporation Law and our restated certificate of incorporation to adopt resolutions and to file a certificate of designations with the Secretary of State of Delaware fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.  If such new series of preferred stock has rights that are senior or equal to those of the Series A and Series B preferred stock with respect to dividends or liquidation proceeds, then the terms of such new series must be approved by holders of a majority of the issued and outstanding shares of Series A and Series B preferred.  Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Fusion.

Series B-2 Convertible Preferred Stock

Between December 31, 2013 and January 31, 2014, we issued an aggregate of 22,838 shares of Series B-2 cumulative convertible preferred stock (the “Series B-2 preferred stock”). Each share of Series B-2 preferred stock has a stated value of $1,000; and is senior to all of the Series A preferred stock and common stock of the Company currently authorized for issuance. As of January 11, 2018, there were 9,171 shares of Series B-2 preferred stock outstanding.

Each share of Series B-2 preferred stock is convertible into shares of our common stock at a conversion price of $5.00 per share, subject to adjustment. Subject to the other terms of the Series B-2 preferred stock, the 9,171 shares of outstanding Series B-2 preferred stock are convertible into an aggregate of 1,834,200 shares of our common stock. In conjunction with the original issuance of the Series B-2 preferred stock, we also issued warrants to purchase shares of our common stock at an exercise price of $6.25 per share, as adjusted for stock splits, combinations and reclassifications. The remaining warrants may be exercised for five (5) years from the date of issuance. A registration statement was filed with, and declared effective by, the SEC registering the resale of the shares of our common stock issuable upon exercise of these warrants but at this time the prospectus included in such registration statement is not current.

 As of January 1, 2016, we have the right to force the conversion of the Series B-2 preferred stock into common stock at a price of $5.00 per share; provided that the volume weighted average price of our common stock is at least $12.50 for ten (10) consecutive trading days.  In addition, shares of our Series B-2 preferred stock bear a cumulative 6% annual dividend payable quarterly in arrears from March 31, 2014, in cash or shares of common stock, at our option. To date, all quarterly dividends on the Series B-2 preferred stock have been paid in shares of our common stock.

The consent of holders of a majority of the Series B-2 preferred stock is required in order to (a) amend our certificate of incorporation or bylaws to change any of the rights, preferences or privileges of the Series B-2 preferred stock to reduce the dividend rate, reduce the liquidation preference or make the Series B-2 preferred stock redeemable, (b) authorize, create or issue any shares of parity securities or senior securities, and (c) increase or decrease the number of shares of Series B-2 preferred stock.

The Series B-2 preferred stock will be converted into common stock or otherwise retired in connection with the Merger, see “Recent Developments.”

Series A Preferred Stock

We have also issued shares of Series A preferred stock in four designated classes, as follows:

Designation	Number of Shares Authorized	Number of Shares Outstanding	Conversion Price
A-1	3,875	2,375	$72.94
A-2	3,375	2,625	$36.25
A-3	700	0	N/A
A-4	45	45	$34.50

Each “A” series of preferred stock (the “Series A preferred stock”) has a stated value of $1,000 per share and is entitled to cumulative dividends on the outstanding stated value of the preferred stock at the rate of eight percent (8%) per annum, payable in arrears, when and if declared by our board, in cash or, in certain instances, in shares of our common stock. To date, no dividends have been declared on any series of Series A preferred stock. Upon a liquidation of Fusion, and after the payment of all amounts due to creditors and senior preferred stock holders, the holders of Series A preferred stock are entitled to a liquidation preference equal to the greater of the stated value of the preferred stock and the amount the holders would have received had they converted their Series A preferred stock into common stock prior to liquidation.

Each share of Series A preferred stock may be converted (a) by the registered holder into shares of our common stock at the conversion price set forth in the above table, subject to adjustment, and (b) by us, in the event our common stock trades at an average price of at least 220% of the applicable conversion price over a ninety (90) day period.

The consent of holders of a majority of each class of our Series A preferred stock is required in order to (a) amend our certificate of incorporation or bylaws to change any of the rights, preferences or privileges of the preferred stock to reduce the dividend rate, reduce the liquidation preference or make the Series A preferred stock redeemable, (b) permit any subsidiary to issue or sell any of its securities (except to Fusion or a wholly-owned subsidiary) or sell any of their respective assets, other than at arms’ length at fair market value, (c) authorize, create or issue any shares of parity securities or senior securities, or (d) increase or decrease the number of shares of each series of our Series A preferred stock. The consent of holders of each class of Series A preferred stock was obtained in connection with the creation and sale of the Series B-2 preferred stock.

Each series of Series A preferred stock will be converted into common stock or otherwise retired in connection with the Merger, see “Recent Developments.”

Common Stock Purchase Warrants

We have, from time to time, issued common stock purchase warrants, primarily in connection with prior offerings of our equity securities and our senior debt. The following table provides information concerning our common stock purchase warrants outstanding at January 11 2018:

Event Requiring Issuance	Total Number of Shares Issuable upon Exercise of Warrants	Term of Warrant	Expiration Date	Per Share Exercise Price (subject to adjustment)
Offering of Series B-2 preferred stock	1,701,180	5 Years	December 31, 2018 and January 24, 2019	$6.25
July 2013 Offering of common stock and warrants	234,014	5 Years	Various dates through October 12, 2018	$5.45-8.50
March 2013 Offering of common stock and warrants	401,944	5 Years	Various dates through July 18, 2018	$4.25-5.50

Stock Options

As of January 11 2018, we had reserved 3,519,790 shares of our common stock for issuance under our equity compensation plans.

Our 2016 equity incentive plan reserves a number of shares of common stock equal to 10% of our common stock outstanding from time to time on a fully diluted basis, adjusted upward for the number of shares available for grant under our 2009 stock option plan plus the number of shares covered by options granted under our 2009 plan that expire without being exercised. The 2016 equity incentive plan provides for the grant of incentive stock options, stock appreciation rights, restricted stock, restricted stock units, stock grants, stock units, performance shares and performance share units to employees, officers, non-employee directors of, and consultants to, the Company. Options issued under our various plans typically vest in annual increments over a three or four year period, expire ten years from the date of grant and are issued at exercise prices no less than 100% of the fair market value at the time of grant.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and Fusion’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions of Our Charter and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “FSNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Continental Stock Transfer & Trust Co., New York, New York.  Its address and telephone number are One State Street, 30th Floor, New York, New York 10004 and (212) 509-4000, respectively.

DESCRIPTION OF DEBT SECURITIES

The following description is a general summary of the terms of the debt securities we may issue from time to time pursuant to this prospectus.  When we offer debt securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a debt security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.”  An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended.  The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default.  There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.”  Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each debt security and are qualified in their entirety by reference to the related indenture and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. The summary descriptions of the indenture contained in this prospectus are derived from an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Any actual indenture we enter into will likely be different from such form of indenture. We urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

If any debt securities we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which principal will be payable;

●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●
the provisions, if any, relating to conversion or exchange of any securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus.  Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide the debt holder with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide the debt holder with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The indenture may provide that any debt securities proposed to be sold pursuant to this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.”  The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder.   At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting.  In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee.  If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities.  These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date.  That day, often approximately two weeks in advance of the interest due date, is called the “record date.”  Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price.  The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  The registered debt holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The registered debt holder may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.  The term “Event of Default” in respect of the debt securities of any series means any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification or Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the jurisdiction identified in the indenture and debt securities at the time of the transaction in which they are issued.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities.  The following description is a general summary of the terms of the warrants we may issue from time to time pursuant to this prospectus.  When we offer warrants in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a warrant described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each warrant and are qualified in their entirety by reference to the related warrant agreement, warrant certificate and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  We urge you to read the applicable warrant agreement and related warrant certificate, which will be filed with the SEC at the time of any offering of warrants, because they, and not this description, will define the rights of holders of such warrants.

If any warrants we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States Federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.  In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants.  No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable or, alternatively, round up fractional shares to the nearest whole share.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent; and if we do so, each unit agent will be a bank or trust company that we select and we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete version of any unit agreement containing the terms of the units that we may enter into. Specific unit agreements, if any, will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus that we enter into.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States Federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;

●	directly to investors, including our affiliates and stockholders, or in a rights offering;

●	through agents; or

●	through any combination of any of these methods of sale.

We may sell the securities from time to time:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to a prospectus supplement will be listed for trading on The Nasdaq Capital Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

CERTAIN PROVISIONS OF DELAWARE LAW AND FUSION’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-takeover Provisions of Our Charter and Bylaws

Our certificate of incorporation, our bylaws and the Delaware General Corporation Law contain provisions that could delay or make more difficult an acquisition of control of the Company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our certificate of incorporation, bylaws and Delaware General Corporation Law that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 10,000,000 shares of preferred stock. Our certificate of incorporation provides that our board may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, our board could potentially use this preferred stock to preserve control.

Number of Directors

 Our certificate of incorporation and by-laws provide that the number of directors shall be no less than one, as fixed from time to time by resolution of our board.

Filling Vacancies

 Our by-laws establish that our board shall be authorized to fill any vacancies arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies on the Board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing or by electronic transmission. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws provide that there is no right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Certificate of Incorporation and Bylaws

Our certificate of incorporation gives both the directors and the stockholders the power to adopt, alter or repeal our bylaws. Any adoption, alteration, amendment, change or repeal of the bylaws requires an affirmative vote by a majority of the outstanding stock of the corporation. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, unless the resolution of the stockholders adopting such by-laws expressly reserves to the stockholders the right to amend or repeal it. Any proposal to amend, alter, change or repeal any provision of our restated certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Delaware Statutory Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●
a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);
●
an affiliate of an interested stockholder; or
●
an associate of an interested stockholder;
●
for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

●
our board of directors approves either the business combination or the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;
●
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding the shares owned by our officers and directors and the shares contained in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●
on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

VALIDITY OF THE SECURITIES

Kelley Drye & Warren, LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities.  Additional legal matters may be passed upon for us, or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Fusion Telecommunications International, Inc. as of December 31, 2016 and 2015, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Apptix, Inc. as of September 30, 2016 and December 31, 2015, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from January 1, 2016 through September 30, 2016 and the year ended December 31, 2015, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Birch Communications Holdings, Inc. as of December 31, 2016 and 2015 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by McNair, McLemore, Middlebrooks & Co., LLC, independent public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

 LIMITATION OF LIABILITY AND SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation contains certain provisions permitted under Delaware law relating to liability of directors.  The provisions eliminate director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as a breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.  These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders.  We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the registrant in connection with the registration of the securities being registered hereby (other than underwriting discounts and commissions).  All such expenses are estimates except for the SEC registration fee. These expenses will be borne by the registrant.

Item	Company Expense
SEC registration fee	$12,450.00
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	$*

(*) These fees will be dependent on the number and amount of offerings under this regiatration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.                                Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation.

A corporation may indemnify against expenses, including attorney’s fees, and against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, issue or matter as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses which the court deems proper.

Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney’s fees, actually and reasonably incurred by him or her.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fusion pursuant to the foregoing provisions, Fusion has been informed that in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Fusion in the successful defense of any action, suit or proceeding, is asserted, Fusion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Fusion will be governed by the final adjudication of this issue.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense.

We believe that the foregoing policies and provisions of our restated certificate of incorporation and our bylaws are necessary to attract and retain qualified officers and directors.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.                                Exhibits and Financial Statement Schedules.

 The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

Item 17.                                Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, if and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 12, 2018.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Matthew D. Rosen
Matthew D. Rosen, Chief Executive Officer

By:	/s/ Michael R. Bauer
Michael R. Bauer, Chief Financial Officer and Principal Financial Officer

By:	/s/ Lisa Taranto
Lisa Taranto, Vice President – Finance and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	January 12, 2018
Marvin S. Rosen

/s/ Matthew D. Rosen	Chief Executive Officer, Principal Executive Officer and Director	January 12, 2018
Matthew D. Rosen

*	Secretary, Treasurer and Director	January 12, 2018
Philip D. Turits

*	Director	January 12, 2018
Jack Rosen

*	Director	January 12, 2018
Paul C. O’Brien

*	Director	January 12, 2018
Michael J. Del Giudice

*	Director	January 12, 2018
Larry Blum

*	Director	January 12, 2018
William Rubin

*By:	/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr., Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement++
3.1.1	Certificate of Incorporation (1)
3.1.2	Amendment to Certificate of Incorporation (2)
3.1.3	Certificate of Designation of the Rights and Preferences of the Series A-1 Preferred Stock, as amended (3)
3.1.4	Certificate of Designation of the Rights and Preferences of the Series A-2 Preferred Stock, as amended (4)
3.1.5	Certificate of Designation of the Rights and Preferences of the Series A-4 Preferred Stock, as amended (5)
3.1.6	Certificate of Designations of Preferences, Rights and Limitations of Series B-2 Senior Cumulative Convertible Preferred Stock (6)
3.1.7
Certificate of Elimination of Series A Convertible Redeemable Preferred Stock, Series B Convertible Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock, Series A-3 Cumulative Convertible Preferred Stock and Series B-1 Cumulative Convertible Preferred Stock (**)

3.2	Bylaws (7)
4.1	Specimen common stock certificate++
4.2	Form of certificate of designations with respect to any preferred stock issued hereunder and the related form of preferred stock certificate++
4.3	Form of warrant agreement and warrant++
4.4	Form of unit agreement++
4.5	Form of indenture to be entered into between the registrant and a trustee acceptable to the registrant. (8)
4.6	Form of debt security++
5.1	Opinion and Consent of Kelley Drye & Warren LLP (*)
23.1	Consent of EisnerAmper LLP (*)
23.2	Consent of McNair, McLemore, Middlebrooks & Co., LLC (*)
23.3	Consent of Kelley Drye & Warren LLP (* Included in Exhibit 5.1)
24.1	Power of Attorney (** included on the signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 (***)

______________
(1) Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (SEC File No. 33-120412) filed on November 12, 2004.
(2) Incorporated by reference to Exhibit 10.59 to the Quarterly Report on Form 10-Q filed on November 14, 2016.
(3) Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 15, 2006, as amended by Exhibit 3.1(i) to the Current Report on Form 8-K filed on April 2, 2014.
(4) Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 10, 2007, as amended by Exhibit 3.1(j) to the Current Report on Form 8-K filed on April 2, 2014.
(5) Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 10, 2007 and incorporated by reference, as amended by Exhibit 3.1(k) to the Current Report on Form 8-K filed on April 2, 2014.
(6) Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed on January 7, 2014.
(7) Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (SEC File No. 33-120412) filed on November 12, 2004.
(8) Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (SEC File No. 333-203359) filed on April 10, 2015.
* Filed herewith
** Previously filed
*** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules thereunder.
++ To be filed, if necessary by amendment or incorporation by reference in connection with the offering of the securities.